EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Achieve Life Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share
	— To be issued under the 2018 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	894,851(2)	$4.48(3)	$4,008,933(3)	0.0001102	$441.79
	— To be issued under the 2017 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	178,970(4)	$3.81(5)	$681,876(5)	0.0001102	$75.14
	— To be issued under Inducement Stock Option Awards, dated June 29, 2022	Rule 457(h)	15,000(6)	$5.07(7)	$76,050(7)	0.0001102	$8.38
	— To be issued under an Inducement Stock Option Award, dated January 25, 2023	Rule 457(h)	15,000(8)	$4.90(9)	$73,500(9)	0.0001102	$8.10
	— To be issued under an Inducement Stock Option Award, dated March 14, 2023	Rule 457(h)	25,000(10)	$4.53(11)	$113,250(11)	0.0001102	$12.48
Total Offering Amounts					$4,953,609		$545.89
Total Fee Offsets(12)							—
Net Fee Due							$545.89

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall cover any additional shares of the common stock of Achieve Life Sciences, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Represents 894,851 shares of the Registrant’s common stock that were automatically added to the shares reserved for issuance under the 2018 Equity Incentive Plan (the “EIP”) on January 1, 2023 resulting from the automatic annual increase pursuant to the provision of the plan in the number of authorized shares reserved and available for issuance under the EIP.

(3)

Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $4.48 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 14, 2023.

(4)

Represents 178,970 shares of the Registrant’s common stock that were automatically added to the shares reserved for issuance under the 2017 Employee Stock Purchase Plan (“ESPP”) on January 1, 2023 resulting from the automatic annual increase pursuant to the provision of the plan in the number of authorized shares reserved and available for issuance under the ESPP.

(5)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $3.81 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 14, 2023, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

(6)	Consists of 15,000 shares of the Registrant’s common stock issuable under new hire inducement stock option awards granted on June 29, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $5.07 per share.

(8)	Consists of 15,000 shares of the Registrant’s common stock issuable under a new hire inducement stock option award granted on January 25, 2023 in accordance with Nasdaq Listing Rule 5635(c)(4).
(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $4.90 per share.

(10)	Consists of 25,000 shares of the Registrant’s common stock issuable under a new hire inducement stock option award granted on March 14, 2023 in accordance with Nasdaq Listing Rule 5635(c)(4).
(11)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $4.53 per share.

(12)	The Registrant does not have any fee offsets.